Exhibit 1.01

THOR INDUSTRIES, INC.

Conflict Minerals Report

For the Year Ended December 31, 2018

This is the Conflict Minerals1 Report (the “Report”) of Thor Industries, Inc. (“Thor”, the “Company”, “we”, “us”, or “our”) for the reporting period January 1, 2018 to December 31, 2018 pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, (the “Act”).

I.    Company and Product Overview

During the reporting period, Thor, through its operating subsidiaries, manufactured a wide range of towable and motorized recreational vehicles that were sold to independent dealers primarily in the United States and Canada. On February 1, 2019, the Company and the shareholders of Erwin Hymer Group SE (“EHG”) closed on a transaction via which the Company acquired EHG, one of the largest RV manufacturers in Europe, by revenue. Consistent with the instructions to Form SD, the Company will report on the products manufactured by EHG, if and as applicable, beginning with the Company’s Conflict Minerals Report for the 2020 calendar year. For calendar year 2018, our recreational vehicle operating subsidiaries include Airstream, Inc., Bison Horse Trailers, LLC dba Bison Coach, Heartland Recreational Vehicles, LLC, Jayco, Inc., KZRV, L.P., Keystone RV Company, and Thor Motor Coach, Inc. Thor is also the sole member of Postle Operating, LLC, a producer of extruded aluminum and specialized components for the recreational vehicle and other industries. For purposes of this report, any reference to products manufactured by or supplied to Thor shall include those products manufactured by and supplied to Thor’s operating subsidiaries.

The majority of Thor’s operating subsidiaries manufacture towable and motorized recreational vehicles. Our subsidiaries’ manufacturing processes mainly consist of the assembly of units and utilize products that may include, but are not limited to, electronics, electronic components, chassis, upholstery, flooring products, wood and wood-based products, adhesives, paint, mirrors, glass, plastic, fiberglass, plumbing components, heating and cooling components, furniture, aluminum, steel, extruded polystyrene, appliances, and other similar products. Postle Operating, LLC’s offerings include aluminum extrusions, powder coating and painting services, and specialized component fabrication and utilize products that may include, but are not limited to, aluminum, paint, steel, and other similar products.

Thor’s marketplace is not dominated by publicly traded entities and, as such, is relatively unsophisticated in matters involving rules issued by the Securities and Exchange Commission. This reality of our supply chain offers additional challenges to the implementation of Thor’s Conflict Minerals program.

In accordance with the Rule, Thor undertook efforts to determine whether the necessary Conflict Minerals in our products were sourced from the Democratic Republic of the Congo (the “DRC”) or an adjoining country. We designed our efforts in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Conflict Minerals”).

2 OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing.

http://www.oecd.org/corporate/mne/GuidanceEdition2.pdf

Thor’s efforts also utilized multi-industry initiatives with the smelters and refiners of minerals who may provide those minerals to companies in Thor’s supply chain. Thor, as a purchaser of component parts, is many steps removed from the smelters and refiners that process minerals and ore. Thor does not purchase raw ore or unrefined Conflict Minerals, and does no purchasing directly in the DRC or adjoining countries. As a result, Thor relies on its suppliers to provide origin information on Conflict Minerals contained in components or materials supplied to the Company. Similarly, our direct suppliers may rely on their suppliers for such information.

The statements below are based on the due diligence activities performed to date and in good faith by Thor and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements, which factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the Rule, and other issues.

II.    Reasonable Country of Origin Inquiry

Thor conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether Conflict Minerals supplied to our Company originated in the DRC or an adjoining country or were from recycled or scrap sources. However, our ability to determine the origin and chain of custody of Conflict Minerals is limited. While certain of our suppliers were able to identify the countries of origin of the tin, tantalum, tungsten, and/or gold included in the products that they sell to our subsidiaries, our due diligence efforts did not result in sufficient information to conclusively determine all of the countries of origin of the minerals in our products or to conclusively list relevant countries of origin. Based on our due diligence process and the information received, Annex I contains the list of facilities as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by Thor’s subsidiaries in the year ended December 31, 2018.

Thor collected supplier contact information and products lists from each of its subsidiaries and input such information into a third-party service provider’s platform (“Platform”) once contact information was obtained from relevant vendors. Once information was input into the database, requests for information were sent to vendors who were asked to register with the service provider or in the alternative, provide a current Conflict Minerals Reporting Template (“CMRT”) available from the Responsible Minerals Initiative f/k/a Conflict Free Sourcing Initiative website. When a CMRT was received outside of the Platform, it was input manually to keep all data in the Platform.

III.    Due Diligence Measures Performed by Thor

Thor designed its overall Conflict Minerals program based on the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold.

Step 1:    Establish Strong Company Management Systems

As noted above, Thor adopted a Conflict Minerals Policy in addition to establishing a Conflict Minerals team consisting of legal, finance (including purchasing), and information technology members with decision-making authority to manage the data collection, review, and reporting processes, and educated internal team members about Conflict Minerals disclosure requirements. Thor provided its Conflict Minerals Policy and educational materials to our suppliers and the disclosure requirements, as well as recommendations for developing, implementing, and documenting a Conflict Minerals compliance program. Thor engaged Conflict Minerals subject matter experts to assist with the due diligence and reporting process. Thor maintains records relating to its Conflict Minerals program in accordance with the recommended record retention guidelines of five (5) years.

Step 2:    Identify and Assess Risks in the Supply Chain

As stated above, Thor engaged in a good-faith RCOI to determine whether the necessary Conflict Minerals originated in the DRC or an adjoining country or were from recycled or scrap sources. With respect to the suppliers that indicated that their products contained Conflict Minerals that originated in the DRC or an adjoining country,

Thor verified that the smelters and refiners identified by those suppliers are certified as conflict-free by the Conflict Free Smelter Program established by the EICC/GeSI. With respect to other suppliers, the Company is continuing the process of comparing the identified smelters and refiners with the EICC/GeSi’s list of conflict-free smelters and refiners, beginning with the suppliers whose products the Company determined are most likely to contain Conflict Minerals.

Step 3:    Design and Implement a Strategy to Respond to Identified Risks

As part of the risk mitigation process, the Platform compares the smelters/processors collected from vendors to the conflict-free smelter lists published by the EICC/GeSI.

Step 4: Independent Third-Party Audit of Smelters’ or Refiners’ Due Diligence Practices

Thor is a downstream manufacturer and is many steps removed from smelters and refiners who process minerals and ore. Thor does not purchase raw ore or unrefined Conflict Minerals. Therefore, Thor does not perform or direct audits of smelters and refiners within its supply chain and relies on its third-party service provider to verify the conflict-free status of smelters and refiners that source from the DRC or adjoining countries.

Step 5:    Report Findings

This Conflict Minerals Report has been filed with the Securities and Exchange Commission and is publicly available on our website, http://ir.thorindustries.com. Thor’s Conflict Minerals Policy is also available to the public on our website, http://ir.thorindustries.com.

IV.    Steps to Improve Due Diligence

We continue to communicate our expectations and information requirements to our vendors. We also continue to monitor changes in circumstances that may impact relevant facts or our determinations. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of covered ores will increase and improve our knowledge. We continue to make inquiries to our vendors and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a vendor that needs improvement in its due diligence process, we intend generally to continue the trade relationship while that vendor improves its compliance program. We expect our vendors to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to the measures described above, the Company will undertake to review and enhance the reporting process as necessary to improve suppliers’ ability to accurately respond. We will also seek to improve our own internal supplier identification to improve proficiency in the inquiry and reporting process.

V.    Independent Private Sector Audit

Not required for calendar year 2018.

Annex I

Smelter Name	Metal	Country
8853 S.p.A.	Gold	ITALY
Advanced Chemical Company	Gold	UNITED STATES OF AMERICA
Aida Chemical Industries Co., Ltd.	Gold	JAPAN
Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL
Argor-Heraeus S.A.	Gold	SWITZERLAND
Asahi Pretec Corp.	Gold	JAPAN
Asahi Refining Canada Ltd.	Gold	CANADA
Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA
Asaka Riken Co., Ltd.	Gold	JAPAN
AU Traders and Refiners	Gold	SOUTH AFRICA
Aurubis AG	Gold	GERMANY
Bangalore Refinery	Gold	INDIA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES
Boliden AB	Gold	SWEDEN
C. Hafner GmbH + Co. KG	Gold	GERMANY
CCR Refinery - Glencore Canada Corporation	Gold	CANADA
Cendres + Metaux S.A.	Gold	SWITZERLAND
Chimet S.p.A.	Gold	ITALY
Daejin Indus Co., Ltd.	Gold	KOREA, REPUBLIC OF
DODUCO Contacts and Refining GmbH	Gold	GERMANY
Dowa	Gold	JAPAN
DS PRETECH Co., Ltd.	Gold	KOREA, REPUBLIC OF
DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF
Eco-System Recycling Co., Ltd.	Gold	JAPAN
Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES
Geib Refining Corporation	Gold	UNITED STATES OF AMERICA
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CHINA
HeeSung Metal Ltd.	Gold	KOREA, REPUBLIC OF
Heimerle + Meule GmbH	Gold	GERMANY
Heraeus Metals Hong Kong Ltd.	Gold	CHINA
Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN
Istanbul Gold Refinery	Gold	TURKEY
Italpreziosi	Gold	ITALY
Japan Mint	Gold	JAPAN
Jiangxi Copper Co., Ltd.	Gold	CHINA
JSC Uralelectromed	Gold	RUSSIAN FEDERATION

JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN
Kazzinc	Gold	KAZAKHSTAN
Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA
Kojima Chemicals Co., Ltd.	Gold	JAPAN
Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF
Kyrgyzaltyn JSC	Gold	KYRGYZSTAN
L’Orfebre S.A.	Gold	ANDORRA
LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF
Marsam Metals	Gold	BRAZIL
Materion	Gold	UNITED STATES OF AMERICA
Matsuda Sangyo Co., Ltd.	Gold	JAPAN
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA
Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE
Metalor Technologies (Suzhou) Ltd.	Gold	CHINA
Metalor Technologies S.A.	Gold	SWITZERLAND
Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO
Mitsubishi Materials Corporation	Gold	JAPAN
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA
Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY
Nihon Material Co., Ltd.	Gold	JAPAN
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION
PAMP S.A.	Gold	SWITZERLAND
Planta Recuperadora de Metales SpA	Gold	CHILE
Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA
PX Precinox S.A.	Gold	SWITZERLAND
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA
REMONDIS PMR B.V.	Gold	NETHERLANDS
Republic Metals Corporation	Gold	UNITED STATES OF AMERICA
Royal Canadian Mint	Gold	CANADA
SAAMP	Gold	FRANCE
Safimet S.p.A	Gold	ITALY
SAXONIA Edelmetalle GmbH	Gold	GERMANY
SEMPSA Joyeria Plateria S.A.	Gold	SPAIN
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA
Singway Technology Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA

SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION
Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN
SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF
T.C.A S.p.A	Gold	ITALY
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA
Tokuriki Honten Co., Ltd.	Gold	JAPAN
Torecom	Gold	KOREA, REPUBLIC OF
Umicore Brasil Ltda.	Gold	BRAZIL
Umicore Precious Metals Thailand	Gold	THAILAND
Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM
United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA
Valcambi S.A.	Gold	SWITZERLAND
Western Australian Mint (T/a The Perth Mint)	Gold	AUSTRALIA
WIELAND Edelmetalle GmbH	Gold	GERMANY
Yamakin Co., Ltd.	Gold	JAPAN
Yokohama Metal Co., Ltd.	Gold	JAPAN
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA
Asaka Riken Co., Ltd.	Tantalum	JAPAN
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA
D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA
Exotech Inc.	Tantalum	UNITED STATES OF AMERICA
F&X Electro-Materials Ltd.	Tantalum	CHINA
FIR Metals & Resource Ltd.	Tantalum	CHINA
Global Advanced Metals Aizu	Tantalum	JAPAN
Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA
H.C. Starck Co., Ltd.	Tantalum	THAILAND
H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY
H.C. Starck Inc.	Tantalum	UNITED STATES OF AMERICA
H.C. Starck Ltd.	Tantalum	JAPAN
H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY
H.C. Starck Tantalum and Niobium GmbH	Tantalum	GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
Jiangxi Tuohong New Raw Material	Tantalum	CHINA
Jiujiang Janny New Material Co., Ltd.	Tantalum	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
KEMET Blue Metals	Tantalum	MEXICO
KEMET Blue Powder	Tantalum	UNITED STATES OF AMERICA

LSM Brasil S.A.	Tantalum	BRAZIL
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA
Mineracao Taboca S.A.	Tantalum	BRAZIL
Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA
NPM Silmet AS	Tantalum	ESTONIA
Power Resources Ltd.	Tantalum	NORTH MACEDONIA, REPUBLIC OF
QuantumClean	Tantalum	UNITED STATES OF AMERICA
Resind Industria e Comercio Ltda.	Tantalum	BRAZIL
Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION
Taki Chemical Co., Ltd.	Tantalum	JAPAN
Telex Metals	Tantalum	UNITED STATES OF AMERICA
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
Alpha	Tin	UNITED STATES OF AMERICA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CHINA
China Tin Group Co., Ltd.	Tin	CHINA
CV Ayi Jaya	Tin	INDONESIA
CV Dua Sekawan	Tin	INDONESIA
CV Gita Pesona	Tin	INDONESIA
CV United Smelting	Tin	INDONESIA
CV Venus Inti Perkasa	Tin	INDONESIA
Dowa	Tin	JAPAN
EM Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)
Fenix Metals	Tin	POLAND
Gejiu Fengming Metallurgy Chemical Plant	Tin	CHINA
Gejiu Jinye Mineral Company	Tin	CHINA
Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA
HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA
Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA
Jiangxi New Nanshan Technology Ltd.	Tin	CHINA
Magnu’s Minerais Metais e Ligas Ltda.	Tin	BRAZIL
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA
Melt Metais e Ligas S.A.	Tin	BRAZIL
Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA
Metallo Belgium N.V.	Tin	BELGIUM

Metallo Spain S.L.U.	Tin	SPAIN
Mineracao Taboca S.A.	Tin	BRAZIL
Minsur	Tin	PERU
Mitsubishi Materials Corporation	Tin	JAPAN
Modeltech Sdn Bhd	Tin	MALAYSIA
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES
Operaciones Metalurgicas S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)
PT Aries Kencana Sejahtera	Tin	INDONESIA
PT Artha Cipta Langgeng	Tin	INDONESIA
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA
PT Babel Inti Perkasa	Tin	INDONESIA
PT Babel Surya Alam Lestari	Tin	INDONESIA
PT Bangka Prima Tin	Tin	INDONESIA
PT Bangka Serumpun	Tin	INDONESIA
PT Bangka Tin Industry	Tin	INDONESIA
PT Belitung Industri Sejahtera	Tin	INDONESIA
PT Bukit Timah	Tin	INDONESIA
PT DS Jaya Abadi	Tin	INDONESIA
PT Inti Stania Prima	Tin	INDONESIA
PT Karimun Mining	Tin	INDONESIA
PT Kijang Jaya Mandiri	Tin	INDONESIA
PT Lautan Harmonis Sejahtera	Tin	INDONESIA
PT Menara Cipta Mulia	Tin	INDONESIA
PT Mitra Stania Prima	Tin	INDONESIA
PT Panca Mega Persada	Tin	INDONESIA
PT Premium Tin Indonesia	Tin	INDONESIA
PT Prima Timah Utama	Tin	INDONESIA
PT Rajawali Rimba Perkasa	Tin	INDONESIA
PT Rajehan Ariq	Tin	INDONESIA
PT Refined Bangka Tin	Tin	INDONESIA
PT Sariwiguna Binasentosa	Tin	INDONESIA
PT Stanindo Inti Perkasa	Tin	INDONESIA
PT Sukses Inti Makmur	Tin	INDONESIA
PT Sumber Jaya Indah	Tin	INDONESIA
PT Timah Tbk Kundur	Tin	INDONESIA
PT Timah Tbk Mentok	Tin	INDONESIA
PT Tinindo Inter Nusa	Tin	INDONESIA
PT Tirus Putra Mandiri	Tin	INDONESIA
PT Tommy Utama	Tin	INDONESIA
Resind Industria e Comercio Ltda.	Tin	BRAZIL
Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA
Soft Metais Ltda.	Tin	BRAZIL

Thaisarco	Tin	THAILAND
Tin Technology & Refining	Tin	UNITED STATES OF AMERICA
White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA
Yunnan Tin Company Limited	Tin	CHINA
A.L.M.T. Corp.	Tungsten	JAPAN
ACL Metais Eireli	Tungsten	BRAZIL
Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA
Global Tungsten & Powders Corp.	Tungsten	UNITED STATES OF AMERICA
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA
H.C. Starck Smelting GmbH & Co. KG	Tungsten	GERMANY
H.C. Starck Tungsten GmbH	Tungsten	GERMANY
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA
Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION
Japan New Metals Co., Ltd.	Tungsten	JAPAN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA
Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA
Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA
Masan Tungsten Chemical LLC (MTC)	Tungsten	VIET NAM
Moliren Ltd.	Tungsten	RUSSIAN FEDERATION
Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA
Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CHINA
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM
Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION
Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA
Woltech Korea Co., Ltd.	Tungsten	KOREA, REPUBLIC OF
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA